Compass Pathways Announces Second Quarter 2025 Financial Results and Business Highlights
•Positive primary endpoint achieved in first COMP360 Phase 3 trial with high statistical significance, clinically meaningful reduction in depression at 6 weeks, and no unexpected safety findings
•Second ongoing pivotal Phase 3 trial continues to enroll well, with 26-week data expected in the second half of 2026
•Compass exploring options for potential accelerated COMP360 filing for TRD
•Cash position of $221.9 million at June 30, 2025; cash runway into 2027
•Conference call on July 31 at 8:00 am ET (1:00 pm UK)

LONDON & NEW YORK, July 31, 2025
Compass Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the second quarter 2025 and provided an update on recent progress across its business.

“With the recent positive 6-week primary endpoint from our first COMP360 Phase 3 study and the prior positive Phase 2b study, we have now delivered clinically meaningful and highly statistically significant top-line results after a single dose of COMP360 in two late-stage studies in treatment-resistant depression, a considerable achievement in psychiatry,” said Kabir Nath, Chief Executive Officer of Compass Pathways. “As we look forward to the 006 data, our second phase 3 study, we are excited to see the efficacy of two fixed doses with the 6-week primary endpoint measurement only three weeks after the second dose. Given our recent positive phase 3 data, we are highly focused on solidifying our commercialization efforts and exploring pathways to get this potential paradigm changing treatment option to patients as quickly as possible.”

Business Highlights

COMP360 psilocybin treatment in TRD (Treatment Resistant Depression)
•First study of an investigational, synthetic psilocybin, and the first classic psychedelic1, to report Phase 3 efficacy data

•A single administration of COMP360 demonstrated a highly statistically significant and clinically meaningful reduction in symptom severity at six weeks, in the first of two phase 3 studies (COMP005)

•Based on its latest review of the data, DSMB safety review found no unexpected safety findings and no clinically meaningful imbalance in suicidal ideation in either phase 3 study (COMP005/COMP006)2

•COMP005 26-week data is expected once all participants in the COMP006 trial have completed part A of the COMP006 trial
•COMP006 26-week data is expected in the second half of 2026

COMP360 psilocybin treatment in PTSD (Post Traumatic Stress Disorder)
•Late-stage clinical trial design being finalized taking into consideration the results from the phase 2 open label 12-week safety and tolerability study (n=22) that was announced in May 2024, which showed COMP360 was well tolerated and demonstrated both rapid and durable improvement in symptoms from baseline observed following a single administration

Board of Directors update
•Justin Gover, prior CEO of GW Pharmaceuticals, appointed to the Compass Pathways Board of Directors

•Dr. Linda McGoldrick will retire from her position on the Board at the end of October after more than 5 years of service

Financial Highlights
•Net loss for the three months ended June 30, 2025, was $38.4 million, or $0.41 net loss per share: basic and diluted, compared with $38.1 million, or $0.56 loss per share basic and diluted, during the same period in 2024. The increase in net loss for the quarter was primarily driven by a $2.5 million non-cash loss on fair value adjustment related to our warrant liabilities partially offset by $2.1 million related to foreign exchange gains. As the fair value of the warrants fluctuates with our share price and other market inputs, this adjustment can result in significant variability in our reported net loss.

•Net loss for the six months ended June 30, 2025, was $56.3 million, or $0.62 net loss per share: basic and diluted, compared with $73.3 million, or $1.11 loss per share basic and diluted, during the same period in 2024. The decrease in net loss for the period was primarily driven by a $16.9 million non-cash gain on fair value adjustment related to our warrant liabilities. As the fair value of the warrants fluctuates with our share price and other market inputs, this adjustment can result in significant variability in our reported net loss.

•Non-cash share-based compensation for the three months ended June 30, 2025 was $3.6 million compared with $4.9 million for the same period in 2024.

•Non-cash share-based compensation for the six months ended June 30, 2025 was $7.5 million compared with $10.1 million for the same period in 2024.

•Research and development expenses were $30.3 million for the three months ended June 30, 2025, compared with $29.1 million during the same period in 2024. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials partially offset by decreased personnel and non-cash share-based compensation expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•Research and development expenses were $61.2 million for the six months ended June 30, 2025, compared with $54.0 million during the same period in 2024. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials partially offset by decreased personnel and non-cash share-based compensation expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•General and administrative expenses were $12.6 million for the three months ended June 30, 2025, compared with $14.3 million during the same period in 2024. The decrease was primarily attributable to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024 as well as decreased facilities and other expenses as a result of lower insurance premiums and banking fees.

•General and administrative expenses were $31.3 million for the six months ended June 30, 2025, compared with $27.9 million during the same period in 2024. The increase was primarily attributable to issuance costs related to the 2025 Financing as well as expenses associated with consulting, accounting and legal advice, partially offset by decreased facilities and other expenses as a result of lower insurance premiums and banking fees as well as decreased personnel expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•Loss on change in fair value of warrants for the three months ended June 30, 2025, was $2.5 million compared with $0.0 million during the same period in 2024.

•Gain on change in fair value of warrants for the six months ended June 30, 2025, was $16.9 million compared with $0.0 million during the same period in 2024.

•Cash and cash equivalents were $221.9 million as of June 30, 2025, compared with $165.1 million as of December 31, 2024.

•Debt was $30.9 million as of June 30, 2025, compared with $30.2 million as of December 31, 2024.

Financial Guidance

Full year 2025 net cash used in operating activities is expected to be in the range of $120 million to $145 million. The cash position at June 30, 2025 is expected to be sufficient to fund operating expenses and capital expenditure requirements into 2027.

Conference Call
The management team will host a conference call at 8:00 am ET (1:00 pm UK) on June 31, 2025. A live webcast of the call will be available on the Compass Pathways website at this link: https://events.q4inc.com/attendee/200050449

About Compass Pathways

Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 synthetic psilocybin treatment, potentially a first in class treatment. COMP360 has Breakthrough Therapy designation from the US Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).
Compass is headquartered in London, UK, with offices in New York in the US. We envision a world where mental health means not just the absence of illness but the ability to thrive.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”,

“contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, statements regarding our expectations regarding our financial guidance; our business strategy and goals; our expectations and projections about the company’s future cash needs and financial results;  our plans and expectations regarding our ongoing Phase 3 trials in TRD, including our expectations regarding the time periods during which the 26-week results of the two ongoing Phase 3 trials will become available; the potential for the pivotal phase 3 program in TRD, any future trials in PTSD, or other trials to support regulatory filings and approvals; our expectations regarding the safety or efficacy of our investigational COMP360 psilocybin treatment, including as a treatment for treatment of TRD, PTSD, and anorexia nervosa; any implication that past results will be predictive of future results; our expectations regarding the enrollment of our Phase 3 COMP006 trial; our ability to obtain regulatory approval and adequate coverage and reimbursement; our ability to transition from a clinical-stage to a commercial-stage organization and effectively launch a commercial product, if regulatory approval is obtained; and our expectations regarding the benefits of our investigational COMP360 psilocybin treatment. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: uncertainties associated with risks related to clinical development which is a lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; the full results and safety data from our first Phase 3 study in TRD, COMP005, or the results and safety data from our second Phase 3 study in TRD, COMP006, may not be consistent with the preliminary results to date;  the results of early-stage clinical trials of our investigational COMP360 psilocybin treatment in PTSD may not be predictive of the results of our planned late-stage clinical trial in PTSD; our need for substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our clinical trials; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for our investigational COMP360 psilocybin treatment may be unsuccessful; our efforts to commercialize and obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; the risk that our strategic collaborations will not continue or will not be successful; and our ability to retain key personnel; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the prospectus supplement related to the proposed public offering we plan to file and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries
Media: Dana Sultan-Rothman, media@compasspathways.com, +1 484 432 0041
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324
References
1. For the definition of classic psychedelic, see Vollenweider, F.X. and Smallridge, J.W., 2022. Classic psychedelic drugs: update on biological mechanisms. Pharmacopsychiatry, 55(03), pp.121-138.

2. Statement on file from the DSMB Chair, dated June 19, 2025

COMPASS PATHWAYS PLC
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	June 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$221,881	$165,081
Restricted cash	379	389
Prepaid expenses and other current assets	54,143	35,821
Total current assets	276,403	201,291
NON-CURRENT ASSETS:
Operating lease right-of-use assets	4,341	2,006
Deferred tax assets	4,290	3,774
Long-term prepaid expenses and other assets	8,502	6,595
Total assets	$293,536	$213,666
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,925	$12,283
Accrued expenses and other liabilities	10,370	14,495
Debt, current portion	7,982	5,513
Operating lease liabilities - current	2,051	1,725
Total current liabilities	31,328	34,016
NON-CURRENT LIABILITIES
Debt, non-current portion	22,951	24,652
Operating lease liabilities - non-current	2,304	303
Warrant liabilities	74,398	—
Total liabilities	$130,981	$58,971
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 93,586,348 and 68,552,215 shares authorized, issued and outstanding at June 30, 2025 and December 31, 2024, respectively	946	702
Additional paid-in capital	767,190	704,919
Accumulated other comprehensive loss	(14,582)	(16,194)
Accumulated deficit	(590,999)	(534,732)
Total shareholders' equity	162,555	154,695
Total liabilities and shareholders' equity	$293,536	$213,666

COMPASS PATHWAYS PLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three Months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
OPERATING EXPENSES:
Research and development	$30,325	$29,069	$61,205	$53,970
General and administrative	12,608	14,253	31,344	27,925
Total operating expenses	42,933	43,322	92,549	81,895
Loss from operations:	(42,933)	(43,322)	(92,549)	(81,895)
OTHER INCOME (EXPENSE), NET:
Fair value change of warrant liabilities	(2,540)	—	16,920	—
Benefit from R&D tax credit	4,287	3,709	12,735	6,810
Interest income	1,898	2,408	4,284	4,668
Foreign exchange gains (losses)	2,349	225	4,482	(558)
Interest expense	(1,151)	(1,112)	(2,275)	(2,210)
Other (expense) income	(176)	167	627	295
Total other income, net	4,667	5,397	36,773	9,005
Loss before income taxes	(38,266)	(37,925)	(55,776)	(72,890)
Income tax expense	(137)	(176)	(491)	(398)
Net loss	$(38,403)	$(38,101)	$(56,267)	$(73,288)

Net loss per share attributable to ordinary shareholders: basic and diluted	$(0.41)	$(0.56)	$(0.62)	$(1.11)
Weighted average ordinary shares outstanding: basic and diluted	93,341,594	68,371,139	91,278,385	66,296,658

Net loss	$(38,403)	$(38,101)	$(56,267)	$(73,288)
Other comprehensive loss:
Foreign exchange translation adjustment	1,729	81	1,612	45
Comprehensive loss	$(36,674)	$(38,020)	$(54,655)	$(73,243)

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